UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2011

Cliffs Natural Resources Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square, Cleveland, Ohio	44114-2315
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 694-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 11, 2011, Cliffs Natural Resources Inc. (the “Company”) entered into an unsecured Amended and Restated Multicurrency Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and Letter of Credit Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., PNC Capital Markets Inc. and U.S. Bank National Association, as Joint Lead Arrangers and Joint Book Managers, Fifth Third Bank and RBS Citizens, N.A., as Co-Documentation Agents, and the various institutions from time to time party thereto (collectively, the “Revolving Lenders”). The Credit Agreement provides for a $1,750 million revolving credit facility. The Company may designate certain foreign subsidiaries of the Company as borrowers under the Credit Agreement, provided certain conditions are satisfied. The Credit Agreement amends and restates the Company’s existing $600 million Multicurrency Credit Agreement dated as of August 17, 2007 between the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, and the various financial institutions party thereto.

Borrowings under the Credit Agreement bear interest at a floating rate based upon a negotiated base rate or the LIBOR rate plus a margin based on the leverage ratio of the Company. Proceeds from the Credit Agreement will be used to refinance existing indebtedness and to finance general working capital needs and for other general corporate purposes, including the funding of acquisitions. The Company has the ability to request an increase in available revolving credit borrowings under the Credit Agreement by an additional amount of up to $250 million by obtaining the agreement of existing Revolving Lenders to increase their lending commitments or by adding additional lenders. The revolving credit facility under the Credit Agreement has a five year term and matures on August 11, 2016.

Certain of the Company’s material domestic subsidiaries have guaranteed the obligations of the Company and the other borrowers under the Credit Agreement.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants including, among others, covenants regarding the maintenance of certain financial ratios, covenants relating to financial reporting, compliance with laws, transactions with affiliates, limitations on liens, mergers and sales of all or substantially all of the Company’s assets and limitations on changes in the nature of the Company’s business.

The Credit Agreement provides for customary events of default, including, among other things, the event of nonpayment of principal, interest, fees, or other amounts, a representation or warranty proving to have been materially incorrect when made, failure to perform or observe certain covenants within a specified period of time, a cross-default to other indebtedness of the Company of a specified amount, the bankruptcy or insolvency of the Company, monetary judgment defaults of a specified amount, invalidity of any loan documentation, a change of control of the Company, and ERISA defaults resulting in liability of a specified amount. In the event of a default by the Company (beyond any applicable grace or cure period), the Administrative Agent, at the direction of the requisite number of Revolving Lenders, may declare all amounts owing under the Credit Agreement immediately due and payable, terminate such Revolving Lenders’ commitments to make loans under the Credit Agreement and/or exercise any and all remedies and other rights under the Credit Agreement. For certain defaults related to insolvency and receivership, the commitments of the Revolving Lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable.

On August 11, 2011, the Company entered into an Amendment Agreement (the “Amendment Agreement”) to the Term Loan Agreement, dated as of March 4, 2011 (the “Term Loan Agreement”), among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein (the “Term Lenders”).

The Amendment Agreement provides for a modification to certain definitions, representations and warranties and covenants to conform certain provisions of the Term Loan Agreement to the Credit Agreement, including, among other things, amending the indebtedness covenant, the sale of assets covenant, the lien covenant, the financial ratio covenants and deleting the covenant related to non-material subsidiaries.

Certain of the Revolving Lenders, the Term Lenders and the agents (and each of their respective subsidiaries or affiliates) of the Credit Agreement and the Term Loan Agreement have in the past provided, are currently providing and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

The Credit Agreement is filed herewith as Exhibit 10(a) and the Amendment Agreement is filed herewith as Exhibit 10(b). The foregoing descriptions of the Credit Agreement and the Amendment Agreement are qualified in their entirety by reference to the full text of the Credit Agreement and the Amendment Agreement, as applicable, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Amended and Restated Multicurrency Credit Agreement was entered into August 11, 2011, the details of which are contained in Item 1.01 and incorporated into this Item 2.03 by reference.

The Amendment Agreement was entered into August 11, 2011, the details of which are contained in Item 1.01 and incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10(a)	Amended and Restated Credit Agreement entered into as of August 11, 2011, among Cliffs Natural Resources Inc., certain foreign subsidiaries of the company from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., PNC Capital Markets Inc. and U.S. Bank National Association, as Joint Lead Arrangers and Joint Book Managers, Fifth Third Bank and RBS Citizens, N.A., as Co-Documentation Agents, and the various institutions from time to time party thereto.

10(b)	Amendment Agreement entered into as of August 11, 2011, among Cliffs Natural Resources Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the various lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ P. Kelly Tompkins
Name:	P. Kelly Tompkins
Title:	Executive Vice President, Legal, Government
Affairs and Sustainability & Chief Legal Officer

Date: August 16, 2011

Exhibit Index

Exhibit Number	Description

10(a)	Amended and Restated Credit Agreement entered into as of August 11, 2011, among Cliffs Natural Resources Inc., certain foreign subsidiaries of the company from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., PNC Capital Markets Inc. and U.S. Bank National Association, as Joint Lead Arrangers and Joint Book Managers, Fifth Third Bank and RBS Citizens, N.A., as Co-Documentation Agents, and the various institutions from time to time party thereto.

10(b)	Amendment Agreement entered into as of August 11, 2011, among Cliffs Natural Resources Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the various lenders party thereto.